Exhibit 99.3
IMAGE ENTERTAINMENT RECEIVES STAFF DEFICIENCY LETTERS FROM THE NASDAQ STOCK MARKET
Nasdaq Provides Company Grace Periods to Regain Compliance
Option to Transfer to The Nasdaq Capital Market
CHATSWORTH, Calif., September 18, 2009 – Image Entertainment, Inc. (Nasdaq: DISK), a leading independent licensee and distributor of home entertainment programming in North America, reported today that it received Nasdaq Staff Deficiency Letters on September 15, 2009. The first letter indicated that the Company failed to comply with the minimum market value of publicly held shares (“MVPHS”) requirement for continued listing on The Nasdaq Global Market set forth in Listing Rules 5450(b)(2)(C) and 5450(b)(3)(C). The second letter indicated that the Company failed to comply with the minimum bid price requirement for continued listing on The Nasdaq Global Market set forth in Listing Rule 5450(a)(1). The Company’s common stock will continue to trade on The Nasdaq Global Market under the symbol DISK as the deficiency letters have no effect at this time on the Company’s listing on The Nasdaq Global Market.
The Company has 90 calendar days, or until December 14, 2009, to regain compliance with the MVPHS continued listing requirement. To regain compliance with the MVPHS continued listing requirement, the MVPHS of the Company’s common stock must be $15,000,000 or more for 10 consecutive trading days at any time before December 14, 2009. If compliance is not demonstrated by December 14, 2009, the staff of The Nasdaq Stock Market Listing Qualifications Department (the “Staff”) will provide written notification that the Company’s common stock will be delisted from The Nasdaq Global Market. If the Company receives a delisting notice, it may appeal the Staff’s determination to a Listing Qualifications Panel. Further, the Company may apply to transfer its common stock to The Nasdaq Capital Market so long as it satisfies the continued inclusion requirements for that market. If the Company submits a transfer application and pays the applicable listing fees by December 14, 2009, the initiation of any delisting proceedings will be stayed pending the Staff’s review of the application. If the Staff does not approve the Company’s transfer application, the Staff will provide written notification that its common stock will be delisted.
The Company has 180 calendar days, or until March 15, 2010, to regain compliance with the minimum bid price continued listing requirement. To regain compliance with the minimum bid price continued listing requirement, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of ten consecutive business days. The Staff may, in its discretion, require the Company’s common stock to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. If compliance is not demonstrated by March 15, 2010, the Staff will provide written notification that the Company’s common stock is subject to delisting. If the Company receives a delisting notice, it may appeal the Staff’s determination to a Listing Qualifications Panel. Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for The Nasdaq Capital Market. To avail itself of this alternative, the Company will need to submit an application to transfer its securities to The Nasdaq Capital Market.

The Company intends to actively monitor the MVPHS for its common stock between now and December 14, 2009, and will consider available options to resolve the deficiency and regain compliance with the MVPHS requirement. If the Company does not regain compliance with the MVPHS requirement prior to December 14, 2009, it will apply to transfer its common stock to The Nasdaq Capital Market or appeal any delisting notice. The Company also intends to actively monitor the bid price for its common stock between now and March 15, 2010, and will consider available options to resolve the deficiency and regain compliance with the bid price requirement.
“If we do not regain compliance with MVPHS continued listing requirements for The Nasdaq Global Market prior to December 14, 2009 we will apply to transfer our common stock to The Nasdaq Capital Market or appeal any delisting notice” stated Jeff Framer, Image’s President and Chief Financial Officer
About Image Entertainment:

Image Entertainment, Inc. is a leading independent licensee and distributor of entertainment programming in North America, with approximately 3,200 exclusive DVD titles and approximately 340 exclusive CD titles in domestic release and approximately 400 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary, Egami Media, Inc. has digital download rights to approximately 2,000 video programs and over 300 audio titles containing more than 5,100 individual tracks. The Company is headquartered in Chatsworth, California. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.
Forward-Looking Statements:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, the Company’s goals, plans and projections regarding the Company’s Nasdaq listing, financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance or other events or developments. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

These factors include, but are not limited to, (a) the Company’s ability to continue as a going concern, (b) the Company’s ability to secure media content on acceptable terms, (c) the Company’s ability to service it’s principal and interest obligations on it’s outstanding debt or otherwise renegotiate or refinance such outstanding debt, (d) the ability of the Company’s common stock to continue to satisfy Nasdaq continued listing standards and to continue trading on Nasdaq, (e) changes in the retail DVD and digital media and entertainment industries, (f) changes in the Company’s business plan, (g) the Company’s limited working capital and the Company’s inability to raise additional working capital on acceptable terms or at all, (h) the Company’s ability to borrow against the Company’s revolving line of credit, (i) heightened competition, including with respect to pricing, entry of new competitors, the development of new products by new and existing competitors, (j) changes in general economic conditions, including the performance of financial markets and interest rates, (k) difficult, adverse and volatile conditions in the global and domestic capital and credit markets, (l) claims that the Company infringed other parties’ intellectual property, (m) changing public and consumer taste and changes in customer spending patterns, (n) decreasing retail shelf space for the Company’s industry, (o) the performance of business partners upon whom the Company depends upon, (p) changes in accounting standards, practices or policies, (q) adverse results or other consequences from litigation, arbitration or regulatory investigations, and (r) further sales or dilution of the Company’s equity, which may adversely affect the market price of the Company’s common stock.
For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and the Company’s most recent Quarterly Reports on Form 10-Q. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Image Entertainment’s ability to control or predict. Actual results for the periods identified may differ materially from management’s expectations. Unless otherwise required by law, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:	Steve Honig
The Honig Company, Inc.
818-986-4300
press@honigcompany.com